UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 18, 2016 (August 15, 2016)

MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address of Principal Executive Offices, Including Zip Code)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2016, our stockholders re-approved the material terms of our Executive Management Incentive Compensation Plan, as amended (“EMICP”), so that we can continue to grant equity awards that constitute “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. The EMICP is filed as Exhibit 10.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on August 15, 2016, our stockholders elected each of the following individuals to serve on the Board of Directors until the next annual meeting of stockholders, or until his or her successor is duly elected and qualified.

Nominees	Votes For	Votes Against	Abstentions	Broker Non Votes
Steve Sanghi	167,573,729	7,134,833	599,521	24,501,977
Matthew W. Chapman	165,826,404	7,581,673	1,899,736	24,501,977
L.B. Day	156,462,660	16,938,554	1,906,599	24,501,977
Esther L. Johnson	174,038,578	1,151,221	118,014	24,501,977
Wade F. Meyercord	165,609,861	7,788,903	1,909,049	24,501,977

In addition, the following proposals were voted on and approved at the annual meeting:

1.
Proposal to re-approve the material terms of our EMICP, so that we can continue to grant equity awards that constitute “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.

Votes For	Votes Against	Abstentions	Broker Non Votes
170,942,391	2,368,609	1,996,509	24,502,281

2.	Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non Votes
198,744,779	960,976	104,035	—

3.	Proposal to approve the compensation of our named executive officers on an advisory (non-binding) basis.

Votes For	Votes Against	Abstentions	Broker Non Votes
147,910,740	25,251,957	2,144,812	24,502,281

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Executive Management Incentive Compensation Plan, as amended

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2016	Microchip Technology Incorporated

By: /s/ J. Eric Bjornholt
J. Eric Bjornholt Vice President, Chief Financial Officer